Exhibit 99.1

TTM Technologies, Inc. Appoints Edwin Roks, Ph.D. as President and Chief Executive Officer and Member of Board of Directors

Santa Ana, CA – August 14, 2025 – TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, quick-turn and technologically advanced printed circuit boards (“PCB”), today announced the appointment of Edwin Roks, Ph.D. as the company’s new President and Chief Executive Officer, effective September 2nd, 2025. Dr. Roks succeeds Thomas T. Edman, who will be retiring, as previously disclosed, after serving as the company’s CEO since 2014. Mr. Edman will become an advisor to the Chairman to assist with the CEO transition, which is expected to last until January 1, 2026, and will continue to serve on the Board and the Government Security Committee beyond that date.

In addition, the Company announced that Dr. Roks has been appointed by the Board of Directors (the “Board”) to serve as a Class II director on the Board, effective September 2, 2025. Dr. Roks fills the Class II director vacancy, with a term expiring at the Company’s 2026 annual meeting of stockholders.

Dr. Roks brings a wealth of experience in the aerospace and defense and industrial electronics industries, having most recently served as CEO of Teledyne Technologies Incorporated until April 2025. Dr. Roks was a strong contributor to Teledyne’s growth in the digital imaging area, the advancement of technology across their business portfolio, and the successful integration of Teledyne’s largest acquisitions.

“We are excited to welcome Edwin to TTM as our next CEO and a member of our Board,” said Rex Geveden, Chair of the TTM Board of Directors. “Edwin’s proven leadership, deep industry knowledge, strong technical and operational expertise, and strategic vision make him the ideal leader to guide TTM into its next phase of growth and innovation.”

During his tenure at Teledyne, Dr. Roks was instrumental in expanding the company’s capabilities across critical markets, including aerospace & defense, industrial, and communications. His focus on operational excellence, customer engagement, and innovation aligns closely with TTM’s long-term goals.

“I am honored to join TTM Technologies at such an exciting time,” said Dr. Roks. “TTM has built a strong reputation as a technology leader and trusted partner across a wide range of industries. I look forward to working with the talented TTM team to build on this foundation and deliver continued value to our customers, shareholders, and employees.”

Tom Edman, who has led TTM Technologies since 2014, shared his confidence in the company’s future under Roks’ leadership:

“It has been an incredible privilege to lead TTM Technologies through a transformative period of growth and innovation,” said Mr. Edman. “I am proud of what we’ve accomplished together, and I believe Edwin is the right leader to take TTM forward. His global experience, technical depth, and commitment to excellence make him an outstanding choice to guide the company into its next chapter.”

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions, including mission systems, RF components, RF microwave/microelectronic assemblies, and quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Contact:

Sameer Desai,

Vice President, Corporate Development & Investor Relations

TTM Technologies, Inc.

sameer.desai@ttmtech.com

714-327-3050

Winnie Ng

Vice President, Corporate Marketing

TTM Technologies, Inc.

+852 2660 4287 / +1 714 327 3000

winnie.ng@ttm.com